                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                XCELLENET, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                                XCELLENET, INC.
                        5 Concourse Parkway, Suite 850
                            Atlanta, Georgia 30328

                    -------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                April 29, 1997

                    -------------------------------------

TO THE SHAREHOLDERS OF XCELLENET, INC.:

        Notice is hereby given that the Annual Meeting of Shareholders of XcelleNet, Inc. (the "Company") will be held at the Wyndham Garden Hotel, 800 Hammond Drive NE, Atlanta, Georgia, on the 29th day of April, 1997, at 9:00 a.m., for the following purposes:

        (1) To elect eight directors to constitute the Board of Directors to serve until the next Annual Meeting or until their successors are elected and qualify;

        (2) To consider and vote upon a proposal to adopt and approve the XcelleNet, Inc. 1996 Long-Term Incentive Plan;

        (3) To consider and vote upon a proposal to ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the year ending December 31, 1997; and

        (4) To act upon such other matters as may properly come before the meeting or any reconvened meeting following any adjournment thereof.

        Only holders of record of Common Stock at the close of business on March 10, 1997 will be entitled to vote at the meeting. The transfer books will not be closed. A complete list of the shareholders entitled to vote at the meeting will be available for inspection by shareholders at the offices of the Company immediately prior to the meeting.

        The Annual Meeting may be adjourned from time to time without notice other than announcement at the Annual Meeting, and any business for which notice of the Annual Meeting is hereby given may be transacted at a reconvened meeting following such adjournment.

                                        By Order of the Board of Directors,


                                        /s/ Jeanne N. Bateman
                                        -----------------------------------
                                        JEANNE N. BATEMAN
                                        Secretary

Atlanta, Georgia
April 4, 1997

        WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY
AND VOTE IN PERSON.

                                XCELLENET, INC.

                         5 CONCOURSE PARKWAY, SUITE 850
                            ATLANTA, GEORGIA  30328

                                PROXY STATEMENT
                                ---------------

                        ANNUAL MEETING - APRIL 29, 1997
                        -------------------------------

  This Proxy Statement is being furnished to the shareholders of XcelleNet, Inc. (the "Company") in connection with the solicitation of proxies by the Company for use at its Annual Meeting of Shareholders to be held on April 29, 1997 at 9:00 a.m. local time, and at any reconvened meeting following any adjournment thereof. This proxy statement and the accompanying proxy are first being mailed to shareholders on or about April 4, 1997.

  All proxies received by the Company will be voted in accordance with instructions appearing on such proxies. A shareholder who submits a proxy pursuant to this solicitation may revoke it at any time prior to its exercise at the Annual Meeting. Such revocation may be by delivery of written notice to the Secretary of the Company, by delivery of a proxy bearing a later date, or by voting in person at the meeting. The mailing address of the executive offices of the Company is 5 Concourse Parkway, Suite 850, Atlanta, Georgia 30328. An annual report to the shareholders, including financial statements for the year ended December 31, 1996, is enclosed herewith.

  At the close of business on the record date for the Annual Meeting, which was March 10, 1997, the Company had outstanding and entitled to vote at the Annual Meeting 7,481,270 shares of Common Stock. Each shareholder is entitled to one vote on each proposal per share of Common Stock held as of the record date. A quorum for the purposes of all matters to be voted on shall consist of the presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

  The vote required for the election of directors is a plurality of the votes cast by the shares entitled to vote in the election, provided a quorum is present. Consequently, with respect to the proposal for the election of directors, withholding authority to vote with respect to one or more nominees and broker "non-votes" will have no effect on the outcome of the election, although such shares would be counted as present for purposes of determining the existence of a quorum. With respect to the other proposals to be voted on at the Annual Meeting, the required vote is for the number of votes cast for a proposal to exceed the votes cast against a proposal. Consequently, with respect to the proposals to adopt and approve the XcelleNet, Inc. 1996 Long-Term Incentive Plan and to ratify the selection of independent auditors, abstentions and broker "non-votes" will have no effect on the adoption or rejection of the proposals, although such shares would be counted as present for purposes of determining the existence of a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner votes with respect to at least one proposal but does not vote on other proposal(s) because the nominee does not have discretionary voting power with respect to such other proposal(s) and has not received voting instructions from the beneficial owner.

                                 PROPOSAL ONE -
                             ELECTION OF DIRECTORS

  The Board of Directors of the Company currently consists of eight directorships. On January 28, 1997, the Board of Directors decreased the number of directorships from nine to eight. The term of office of each director is until the next annual meeting or until his successor is elected and qualifies. The shareholders are being asked to vote on the election of the eight nominees for director set forth below. All of the nominees are presently directors. In the absence of contrary instructions, the proxy will be voted for the election of the eight nominees whose names appear below. In the event that any nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for the election of the remaining nominees and for the election of such other persons as they may select.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

          The table and information below set forth the name of each nominee, their ages, principal occupations and the year each of them first joined the Board. For information concerning membership on committees of the Board of Directors, see "Other Information About The Board And Its Committees" below.

                             NOMINEES FOR DIRECTOR

                                                                            Year First
Name                      Age          Position with the Company          Elected Director
----                      ----         -------------------------          ----------------
Stephen  P. Bradley        55     Director                                      1995

Dennis M. Crumpler         44     Chairman of the Board, Chief Executive        1986
                                  Officer and Director

Donald L. House            55     Director                                      1992

Richard C. Marcus          58     Director                                      1990

Geoffrey A. Moore          50     Director                                      1996

Shereef W. Nawar           37     Chief Technical Officer and Director          1987

Richard L. Nolan           56     Director                                      1995

Jeffrey P. Parker          53     Director                                      1990

  Mr. Bradley is currently a professor at the Harvard Business School, a position he has held since 1968. He also serves as the Chairman of the Harvard Business School's Competition and Strategy Area. From September 1993 to January 1996, Mr. Bradley served as the Senior Associate Dean for Faculty Development at the Harvard Business School. Mr. Bradley is a director of RDM Sports Group, Inc. (formerly Roadmaster Industries, Inc.), a sporting goods company.

  Mr. Crumpler is a co-founder of the Company and has served as Chairman of the Board, a director and Chief Executive Officer of the Company since its inception in 1986. Mr. Crumpler also served as the President of the Company from September 1986 to October 1992 and from September 1996 to January 1997.

  Mr. House has served as the Chairman of the Board of SQL Financials International, Inc., an early-stage client/server software company, since
January 1993.   From January 1992 until December 1992, he was President of
Prentice Hall Professional Software, a subsidiary of Simon and Schuster, Inc. Since 1988, he has been a consultant to and investor in a number of early-stage technology firms, including the Company.

  Mr. Marcus is a principal of InterSolve Group Inc., a firm that provides management consulting services to companies in several industries. He has served in this capacity since InterSolve was formed in 1991. From December 1994 until December 1995, Mr. Marcus was also the Chief Executive Officer of Plaid Clothing Group, Inc., a manufacturer of tailored clothing. Plaid Clothing Group filed a voluntary federal bankruptcy petition in July 1995. From January 1989 to January 1992, Mr. Marcus was a principal of RCM Consulting, a provider of consulting services to the retail industry. From 1979 until 1988, Mr. Marcus was Chief Executive Officer of Neiman-Marcus, a department store retailer. Mr. Marcus is a director of Zale Corporation, a specialty retailer of fine jewelry, and a member of its compensation committee. He is also a director of Edisol Bros. Stores, a specialty retailer of apparel.

  Mr. Moore is a founder of The Chasm Group, a firm that provides marketing strategy and organizational consulting to high-technology companies. He has served as President of that firm since it was founded in 1992. From 1987 until 1992, Mr. Moore was a principal and partner of Regis McKenna, Inc., a high-technology marketing and communications company. Mr. Moore is a director of BroadVision, Inc., a supplier of software applications for enabling personalized business on the Web.

  Mr. Nawar is a co-founder of the Company. Mr. Nawar has served as the Company's Chief Technical Officer since October 1992. Mr. Nawar served as the Company's Vice President of Development from 1987 until October 1992.

  Mr. Nolan is currently a professor at the Harvard Business School, a position he has held since July 1991. From 1977 to July 1991, Mr. Nolan served as a principal of KPMG Peat Marwick, and as Chairman of the Board of Nolan, Norton & Co., a technology-strategy consulting firm. Mr. Nolan was a general partner of Lincoln North Associates Limited Partnership ("Lincoln") from 1986 to 1994, and was a general partner of Cranberry Hill Associates Limited Partnership ("Cranberry") from 1984 to 1993. Lincoln and Cranberry owned office buildings in Massachusetts. Lincoln and Cranberry filed voluntary federal bankruptcy petitions in May 1993 and July 1992, respectively. Mr. Nolan is a director of H.F. Ahmanson & Company, a bank holding company.

  Mr. Parker is a private investor focusing on start-up and early-stage investments. From October 1986 until December 1990, Mr. Parker was the Chief Executive Officer of Thomson Financial Services ("Thomson"), and from October 1986 to December 1991, Mr. Parker was also Chairman of the Board and Chief Executive Officer of First Call Corporation ("First Call"). Both Thomson and First Call are financial information service companies.

              OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

  During 1996, the Board of Directors held seven meetings. All of the directors attended at least 75% of the aggregate total number of meetings of the Board of Directors, except for Mr. Moore and Mr. Nolan. All of the directors attended at least 75% of the aggregate total number of meetings of the committees of the Board on which they served. Certain information regarding the functions of the Board's committees, their present membership and the number of meetings held by each committee during 1996 is described below:

  Audit Committee.  The Audit Committee is responsible for reviewing and making
  ---------------
recommendations regarding the Company's independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. The current members of the Audit Committee are Donald
L. House and Richard C. Marcus. During 1996, the Audit Committee held two meetings.

  Compensation and Stock Option Committee.  The Compensation and Stock Option
  ---------------------------------------
Committee is responsible for making recommendations to the Board of Directors regarding compensation arrangements for senior management of the Company and for administering the Company's 1987 Stock Option Plan, 1995 Employee Stock Purchase Plan and 1996 Long-Term Incentive Plan, including granting stock options under those plans to employees of the Company. The current members of the Compensation and Stock Option Committee are Stephen P. Bradley, Richard C. Marcus and Jeffrey P. Parker. The Compensation and Stock Option Committee held eleven meetings during 1996.

  Strategic Oversight Committee.  The Strategic Oversight Committee is
  -----------------------------
responsible for making recommendations to the Board of Directors regarding the Company's strategic initiatives. The current members of the Strategic Oversight Committee are Stephen P. Bradley, Dennis M. Crumpler, Geoffrey A. Moore, Shereef
W. Nawar and Richard L. Nolan.  The Strategic Oversight Committee met once in
1996.

  Nominating Committee.  The Nominating Committee is responsible for producing
  --------------------
recommendations for the composition of the Company's Board of Directors. The Nominating Committee is an informal committee currently consisting of Dennis M. Crumpler, Donald L. House and Richard C. Marcus. The Nominating Committee operates by informal exchanges among the members, often outside the context of an official meeting. There were no meetings of the Nominating Committee during 1996. The Nominating Committee does not consider nominees recommended by the Company's shareholders.

COMPENSATION OF DIRECTORS

  In 1996, the Company reimbursed directors for travel and other out-of-pocket expenses incurred in connection with their services as directors. In addition, each non-employee director has received an option to purchase 40,000 shares of the Company's Common Stock pursuant to the Company's 1994 Stock Option Plan for Outside Directors (the "Director Plan"). The Director Plan was adopted by the Board of Directors on March 2, 1994, amended by the Board of Directors on March 24, 1995, and approved by the Company's shareholders at the Company's 1995 Annual Meeting. Pursuant to the Director Plan, the Company automatically grants nonqualified options to each non-employee member of the Company's Board of Directors who is not prohibited by his employer from receiving options under the Director Plan

(an "Outside Director"). All of the Company's six current Outside Directors have received options under the Director Plan. Each option granted under the Director Plan vests in four installments of 10,000 shares on each of the first four anniversaries of the first day of the first fiscal quarter of the Company beginning after the date of grant. If, during the year prior to any vesting date, any Outside Director fails to attend any regular meeting of the Board of Directors, then, on the day prior to such vesting, the option will terminate as to that number of shares equal to 10,000 multiplied by the percentage of such meetings not attended by the Outside Director.

       COMMON STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

  Based on available information, the Company believes that set forth in the table below is information in connection with the beneficial ownership of Common Stock of the Company as of March 10, 1997 by the Company's directors, the Named Executive Officers (as defined herein), the directors and executive officers of the Company as a group (14 persons) and certain persons known to the Company to be beneficial owners of more than five percent of the outstanding Common Stock of the Company:

                     NAME OF FIVE PERCENT                                  PERCENTAGE OF
                  BENEFICIAL OWNER, DIRECTOR    SHARES OF COMMON STOCK        COMMON
 TITLE OF CLASS   OR NAMED EXECUTIVE OFFICER    BENEFICIALLY OWNED (1)   STOCK OUTSTANDING
----------------  ---------------------------   ----------------------   ------------------
Common Stock,     Five Percent Beneficial
$0.01 par value   Owners:

                  Motorola, Inc. (2)                     731,047                 9.8%
                  1303 East Algonquin Road
                  Schaumburg, Illinois 60196

                  GeoCapital Corporation (3)             685,616                 9.2
                  767 Fifth Avenue
                  New York, New York  10153

                  Robert Fleming Inc. (4)                410,750                 5.5
                  320 Park Avenue, 11th Floor
                  New York, NY  10022

                  Directors and Named
                  Executive Officers:

                  Stephen P. Bradley (5)                  10,000                   *
                  Stefanus F. Coetzee (6)                 54,693                   *
                  Dennis M. Crumpler (7)               1,434,831                19.2
                  Donald L. House (8)                     36,599                   *
                  Richard C. Marcus (9)                   81,494                 1.1
                  Geoffrey A. Moore (10)                  10,000                   *
                  Shereef W. Nawar (11)                  157,498                 2.1
                  Richard L. Nolan (12)                   20,000                   *
                  W. Michael Parham (13)                  84,630                 1.1
                  Jeffrey P. Parker (14)                 136,751                 1.8
                  Sidney V. Sack (15)                    103,666                 1.4
                  Corey M. Smith                          10,000                   *

                  Directors and Executive              2,163,840                27.7
                  Officers as a Group (16)

____________________
* Less than 1%.

(1) Information relating to the beneficial ownership of Common Stock by directors and Named Executive Officers is based upon information furnished by each such individual using "beneficial ownership" concepts set forth in rules promulgated by the Securities and Exchange Commission ("SEC") under
     Section 13(d) of the Securities Exchange Act of 1934. Except as indicated in other footnotes to this table, directors and Named Executive Officers possessed sole voting and investment power with respect to all shares set forth by their names. The table includes, in some instances, shares in which members of a director's or executive officer's immediate family have a beneficial interest. At the close of business on March 10, 1997, the Company had 7,481,270 shares of Common Stock outstanding.

(2) The information herein regarding the stock ownership of Motorola, Inc. ("Motorola") was obtained from documentation submitted to the Company by Motorola in connection with Motorola's proposed sale of Common Stock in a proposed public offering by the Company. The Company makes no representation as to the accuracy or completeness of the information reported regarding Motorola.

(3) GeoCapital Corporation ("GeoCapital") is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. GeoCapital has sole investment power with respect to all of these shares and voting power with respect to none of these shares. The information herein regarding GeoCapital's stock ownership was obtained from a Schedule 13G filed by GeoCapital with the SEC and received by the Company on February 25, 1997. The Company makes no representation as to the accuracy or completeness of the information reported regarding GeoCapital.

(4)  Robert Fleming Inc. ("Fleming") is an investment advisor registered under
     Section 203 of the Investment Advisors Act of 1940. Fleming has shared investment power and shared voting power with respect to all of these shares. The information herein regarding Fleming's stock ownership was obtained from a Schedule 13G filed by Fleming with the SEC and received by the Company on February 25, 1997. The Company makes no representation as to the accuracy or completeness of the information reported regarding Fleming.

(5) Consists of 10,000 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 10, 1997.

(6) Includes 900 shares held by Mr. Coetzee's spouse. Also includes 52,550 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 10, 1997.

(7) Includes 1,200,000 shares held by a limited partnership, the general partner of which is a limited liability company of which Mr. Crumpler is the controlling manager. As such, Mr. Crumpler has voting and investment power over these shares. Also includes 104,800 shares owned by Mr. Crumpler's spouse. In November 1989, Mr. Crumpler entered into an agreement with his spouse that provides that Mr. Crumpler has sole voting power with respect to the shares of Common Stock presently held, or acquired in the future, by her. This agreement also places certain restrictions on the ability of Mr. Crumpler's spouse to transfer her shares of Common Stock and provides Mr. Crumpler a right of first refusal in connection with such shares. Also includes 3,800 shares held by Mr. Crumpler as trustee of a trust for the benefit of his mother, as to which he retains sole voting and investment power. Also includes 3,000 shares held by Mr. Crumpler as custodian for his minor children and as to which he retains sole voting and investment power.

(8) Includes 30,350 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 10, 1997.

(9) Consists of 33,114 shares held jointly by Mr. Marcus and his spouse and 48,380 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 10, 1997.

(10) Consists of 10,000 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 10, 1997.

(11) Includes 64,661 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 10, 1997.

(12) Consists of 20,000 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 10, 1997.

(13) Includes 41,098 shares subject to exercisable stock options that are currently exercisable or will become exercisable within 60 days of March 10, 1997.

(14) Includes 21,050 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 10, 1997.

(15) Includes 39,352 shares held jointly by Mr. Sack and his spouse. Also includes 36,718 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 10, 1997.

(16) Includes 344,563 shares subject to stock options that are currently exercisable or will become exercisable within 60 days of March 10, 1997.

                   EXECUTIVE COMPENSATION AND OTHER BENEFITS

  The following table presents certain summary information concerning compensation earned for services rendered in all capacities to the Company by the Company's Chief Executive Officer and each of the other five most highly compensated executive officers of the Company during 1996 (collectively, the "Named Executive Officers") for the years ended December 31, 1996, 1995 and 1994.

                          SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                  COMPENSATION
                                          ANNUAL COMPENSATION        AWARDS
                                         ---------------------    -------------
                                                                   SECURITIES
NAME AND                       FISCAL                              UNDERLYING        ALL OTHER
PRINCIPAL POSITION             YEAR      SALARY ($)  BONUS ($)     OPTIONS (#)     COMPENSATION ($)
------------------------       ------    ----------  ---------    -------------    ----------------
Dennis M. Crumpler              1996       176,667     13,250        120,000           2,375 (1)
  Chairman,                     1995       160,000     16,320              -           2,234 (1)
  Chief Executive               1994       163,600     81,000              -               -
  Officer and Director

Stefanus F. Coetzee             1996       147,500      7,375         50,000               -
  Vice President -              1995        94,585     95,790         10,000         102,054 (2)
  North American                1994        88,395     59,651          6,000           4,061 (3)
  Customer Operations

Shereef W. Nawar                1996       131,667      9,875         41,413           3,602 (1)
  Chief Technical               1995       115,000      8,797         25,000           3,741 (1)
  Officer and Director          1994       115,000     45,500              -           2,363 (4)

W. Michael Parham               1996       114,996     75,300         40,000           1,155 (1)
  Vice President -              1995       117,491     93,896         10,000           1,304 (1)
  North American Sales          1994       110,000     78,885              -             282 (4)

Sidney V. Sack                  1996       145,000      7,250         90,000           3,572 (1)
  Executive Vice                1995        76,815      6,222              -           3,928 (1)
   President,                   1994       120,000     59,000         22,400           2,265 (4)
  Chief Financial
   Officer
  and Assistant
   Secretary

Corey M. Smith                  1996        46,667    123,750 (5)    155,000          50,000 (6)
  President

------------
(1) Includes premiums paid by the Company for term life insurance for Messrs. Nawar, Parham and Sack in 1996 of $2,257, $204 and $2,592, respectively, and in 1995 of $2,257, $300 and $2,255, respectively, and matching contributions under the Company's qualified salary deferral plan under
     Section 401(k) of the Internal Revenue Code for Messrs. Crumpler, Nawar, Parham and Sack in 1996 of $2,375, $1,345, $951 and $980, respectively, and in 1995 of $2,234, $1,484, $1,004 and $1,673, respectively.

(2) Includes $97,079 of estimated relocation expenses from the Company's U.K. Customer Operations Center to Atlanta, $1,490 related to a Company supplied automobile, and $3,485 of matching contributions under the Company's U.K. subsidiary's retirement benefit program.

(3) Matching contributions under the Company's U.K. subsidiary's retirement benefit program.

(4)  Premiums paid by the Company for term life insurance.

(5) Fair market value of restricted stock granted to Mr. Smith in connection with his joining the Company.

(6)  Relocation expenses from Portland to Atlanta.

                             OPTION GRANTS IN 1996

  The following table presents further information on grants of stock options pursuant to the Company's 1987 Stock Option Plan and the Company's 1996 Long-Term Incentive Plan during the year ended December 31, 1996 to the Named Executive Officers. Such grants are reflected in the Summary Compensation Table above.

                                            Individual Grants
                            ----------------------------------------------------          Potential Realizable
                                               % of                                         Value at Assumed
                            Number of        Options                                      Annual Rates of Stock
                            Securities       Granted to     Exercise                       Price Appreciation
                            Underlying       Employees      or Base                        for Option Term (1)
                             Options            in           Price       Expiration     -------------------------
Name                        Granted (#)      Fiscal Year     ($/Sh)        Date           5%($)           10%($)
----                        -----------      -----------    -------      ----------     --------        ----------
Dennis M. Crumpler          22,017 (2)           1.94%      $14.988        9/30/01      $ 52,881        $  153,144
                            37,983 (3)           3.36%      $13.625        9/30/06      $325,465        $  824,791
                            60,000 (4)           5.30%      $13.625        9/30/06      $514,121        $1,302,884

Stefanus F. Coetzee         14,171 (5)           1.25%      $12.250        2/27/06      $109,173        $  276,665
                            10,829 (5)            .96%      $12.250        2/27/06      $ 83,426        $  211,418
                            12,500 (3)           1.10%      $13.625        9/30/06      $107,109        $  271,434
                            12,500 (4)           1.10%      $13.625        9/30/06      $107,109        $  271,434

Shereef W. Nawar            15,547 (6)           1.37%      $12.250        2/27/06      $119,773        $  303,529
                               866 (6)            .08%      $12.250        2/27/06      $  6,672        $   16,907
                             9,761 (7)            .86%      $12.250        2/27/06      $ 75,198        $  190,567
                            15,239 (7)           1.35%      $12.250        2/27/06      $117,401        $  297,516

W. Michael Parham            9,998 (8)            .88%      $12.250        2/27/06      $ 77,024        $  195,194
                            10,002 (8)            .88%      $12.250        2/27/06      $ 77,055        $  195,272
                            10,000 (3)            .88%      $13.625        9/30/06      $ 85,687        $  217,147
                            10,000 (4)            .88%      $13.625        9/30/06      $ 85,687        $  217,147

Sidney V. Sack              22,534 (9)           1.99%      $12.250        2/27/06      $173,601        $  439,939
                             2,466 (9)            .22%      $12.250        2/27/06      $ 18,998        $   48,145
                            32,500 (3)           2.87%      $13.625        9/30/06      $278,482        $  705,729
                            32,500 (4)           2.87%      $13.625        9/30/06      $278,482        $  705,729

Corey M. Smith              24,240 (10)          2.14%      $12.375        9/16/06      $188,650        $  478,075
                            25,760 (10)          2.28%      $12.375        9/16/06      $200,479        $  508,053
                            80,000 (11)          7.07%      $12.375        9/16/06      $622,606        $1,577,805
                            25,000 (3)           2.21%      $14.000        9/29/06      $220,113        $  557,810

-------------
(1) Amounts represent hypothetical gains that could be achieved for the respective options at the end of the option term, which is ten years for all options listed, except for an option to acquire 22,017 shares of the Company's Common Stock granted to Mr. Crumpler for which the option term is five years. The assumed 5% and 10% rates of stock appreciation are mandated by the rules of the SEC and may not accurately reflect the appreciation of the price of the Common Stock from the grant date until the end of the option term. These assumptions are not intended to forecast future price appreciation of the Company's Common Stock.

(2) Incentive stock option granted at 10% above the fair market value of a share of the Company's Common Stock on the date of grant that will become exercisable on the first anniversary of the grant date, with 1/3 of the underlying shares becoming exercisable at that time, and an additional 1/3 becoming exercisable on each successive anniversary date until fully vested on the third anniversary date. The vesting of this option may be accelerated at the discretion of the Compensation and Stock Option Committee.

(3) Nonqualified stock option granted at the fair market value of a share of the Company's Common Stock on the date of grant that will become exercisable on the first anniversary of the grant date, with 1/3 of the underlying shares becoming exercisable at that time, and an additional 1/3 becoming exercisable on each successive anniversary date until fully vested on the third anniversary date. The vesting of this option may be accelerated at the discretion of the Compensation and Stock Option Committee.

(4) Nonqualified stock option granted at the fair market value of a share of the Company's Common Stock on the date of grant that will become exercisable on the first anniversary of the grant date, with 10% of the underlying shares becoming exercisable at that time, and an additional 10% becoming exercisable on each successive anniversary date through the ninth anniversary and the final 10% becoming exercisable one day prior to the tenth anniversary date. The vesting of a portion of these options may be accelerated upon the achievement of certain market values of a share of the Company's Common Stock. Additionally, the vesting of these options may be partially accelerated during the first 18 months after the grant date upon the occurrence of any event that changes control of the Company. The vesting of these options may also be accelerated at the discretion of the Compensation and Stock Option Committee.

(5) The option to acquire 14,171 shares is an incentive stock option, and the option to acquire 10,829 shares is a nonqualified stock option. Each of these options was granted at the fair market value of a share of the Company's Common Stock on the date of grant. The incentive stock option will become exercisable as to 634 shares on the first anniversary date, 1,518 shares on the second anniversary date, 2,693 shares on the third anniversary date, 4,326 shares on the fourth anniversary date and 5,000 shares on the fifth anniversary date, at which time the option will be fully exercisable. The nonqualified stock option will become exercisable as to 4,366 shares on the first anniversary, 3,482 shares on the second anniversary, 2,307 shares on the third anniversary and 674 shares on the fourth anniversary, at which time the option will be fully exercisable. The vesting of these options may be accelerated upon the occurrence of any event that in the opinion of the Board of Directors is likely to lead to a change in control of the Company (whether or not such a change in control actually occurs).

(6) The option to acquire 15,547 shares is an incentive stock option, and the option to acquire 866 shares is a nonqualified stock option. Each of such options was received in the Company's stock option repricing program in 1996 under which adjustments to the exercise price and term of certain stock options previously awarded were made. Each of these options was granted at the fair market value of a share of the Company's Common Stock on the date of grant. The incentive stock option will become exercisable as to 2,416 shares on the first anniversary of the grant date, 3,283 shares on the second anniversary, 3,282 shares on the third anniversary, 3,283 shares on the fourth anniversary and 3,283 shares on the fifth anniversary at which time the option will be fully exercisable. The nonqualified stock option will become fully exercisable on the first anniversary of the grant date. The vesting of these options may be accelerated upon the occurrence of any event that in the opinion of the Board of Directors is likely to lead to a change in control of the Company (whether or not such a change in control actually occurs).

(7) The option to acquire 9,761 shares is an incentive stock option, and the option to acquire 15,239 shares is a nonqualified stock option. Each of these options was granted at the fair market value of a share of the Company's Common Stock on the date of grant. The incentive stock option will become exercisable as to 4,880 shares on the second anniversary date and 4,881 shares on the third anniversary date, at which time the option will be fully exercisable. The nonqualified stock option will become exercisable as to 8,333 shares on the first anniversary, 3,453 shares on the second anniversary and 3,453 shares on the third anniversary, at which time the option will be fully exercisable. The vesting of these options may be accelerated upon the occurrence of any event that in the opinion of the Board of Directors is likely to lead to a change in control of the Company (whether or not such a change in control actually occurs).

(8) The option to acquire 9,998 shares is an incentive stock option, and the option to acquire 10,002 shares is a nonqualified stock option. Each of these options was granted at the fair market value of a share of the Company's Common Stock on the date of grant. The incentive stock option will become exercisable as to 2,668 shares on the first anniversary date, 3,004 shares on the second anniversary date and 4,326 shares on the third anniversary date, at which time the option will be fully exercisable. The nonqualified stock option will become exercisable as to 3,998 shares on the first anniversary, 3,663 shares on the second anniversary and 2,341 shares on the third anniversary, at which time the option will be fully exercisable. The vesting of these options may be accelerated upon the occurrence of any event that in the opinion of the Board of Directors is likely to lead to a change in control of the Company (whether or not such a change in control actually occurs).

(9) The option to acquire 22,534 shares is an incentive stock option, and the option to acquire 2,466 shares is a nonqualified stock option. Each of these options was granted at the fair market value of a share of the Company's Common Stock on the date of grant. The incentive stock option will become exercisable as to 6,208 shares on the first anniversary date, 8,163 shares on the second anniversary date and 8,163 shares on the third anniversary date, at which time the option will be fully exercisable. The nonqualified stock option will become exercisable as to 2,125 shares on the first anniversary, 170 shares on the second anniversary and 171 shares on the third anniversary, at which time the option will be fully exercisable. The vesting of these options may be accelerated upon the occurrence of any event that in the opinion of the Board of Directors is likely to lead to a change in control of the Company (whether or not such a change in control actually occurs).

(10) The option to acquire 24,240 shares is an incentive stock option, and the option to acquire 25,760 shares is a nonqualified stock option. Each of these options was granted at the fair market value of a share of the Company's Common Stock on the date of grant. Each option will become exercisable on the first anniversary of the grant date, with 1/3 of the underlying shares becoming exercisable at that time, and an additional 1/3 becoming exercisable on each successive anniversary date until fully vested on the third anniversary date. The vesting of these options may be accelerated upon the occurrence of any event that in the opinion of the Board of Directors is likely to lead to a change in control of the Company (whether or not such a change in control actually occurs).

(11) Nonqualified stock option granted at the fair market value of a share of the Company's Common Stock on the date of grant that will become exercisable on the first anniversary of the grant date, with 10% of the underlying shares becoming exercisable at that time, and an additional 10% becoming exercisable on each successive anniversary date through the ninth anniversary and the final 10% becoming exercisable one day prior to the tenth anniversary date. The vesting of a portion of these options may be accelerated upon the achievement of certain market values of a share of the Company's Common Stock. Additionally, the vesting of these options may be partially accelerated during the first 18 months upon the occurrence of any event that changes control of the Company. The vesting of these options may be accelerated upon the occurrence of any event that in the opinion of the Board of Directors is likely to lead to a change in control of the Company (whether or not such a change in control actually occurs).

                      AGGREGATED OPTION EXERCISES IN 1996
                           AND YEAR-END OPTION VALUES

  The following table presents information with respect to options exercised by the Named Executive Officers during 1996 and the unexercised options to purchase the Company's Common Stock granted in 1996 and prior years under the 1987 Stock Option Plan and the 1996 Long-Term Incentive Plan and held by them as of December 31, 1996.

                                                                     Number of Securities
                                                                    Underlying Unexercised           Value of Unexercised
                                                                     Options at Fiscal               In-the-Money Options
                                 Shares                                   Year-End (#)             at Fiscal Year-End ($)(2)
                                Acquired           Value          ----------------------------    ----------------------------
Name                         on Exercise (#)    Realized($)(1)    Exercisable    Unexercisable    Exercisable    Unexercisable
----                         ---------------    --------------    -----------    -------------    -----------    -------------
Dennis M. Crumpler                   -                   -                -          120,000               -       $270,002

Stefanus F. Coetzee                  -                   -           33,551           81,199        $451,830       $433,827

Shereef W. Nawar                     -                   -           53,046           65,392        $694,231       $476,736

W. Michael Parham                    -                   -           32,432           59,898        $449,098       $282,841

Sidney V. Sack                   3,990             $29,925           28,385           95,985        $209,768       $331,943

Corey M. Smith                       -                   -                -          155,000               -       $540,625

------------

(1) "Value Realized" represents the amount equal to market value of the the excess of the fair shares at the time of exercise over the exercise price.

(2) Represents the fair market value as of December 31, 1996 ($16.125 per share closing stock price) of the option shares less the exercise price of the options.

                           TEN YEAR OPTION REPRICINGS

  The following table presents information with respect to adjustments to the exercise price and term of stock options previously awarded to any current executive officer since the Company became a reporting company on April 14, 1994, pursuant to the Securities Exchange Act of 1934.

  On February 29, 1996, the Company's Compensation and Stock Option Committee approved a stock option repricing program whereby all employee optionees were given the choice to reprice, effective on the date of approval, any or all of their stock option agreements with an exercise price of $15 or higher, based on the market price of the Company's Common Stock on the date of approval. In order to elect the repricing, each optionee's options were subject to a future stock valuation formula that yielded a lower number of options after the repricing. Additionally, the vesting of the newly granted options started anew from the February 29, 1996 grant date. For all executive officers the number of shares subject to options elected for repricing totaled 46,000, which converted to 30,200 after repricing, yielding net cancellation of options to purchase 15,800 shares.

                                     Number of
                                    Securities                                                               Length of Original
                                    Underlying      Market Price of      Exercise Price                         Option Term
                                     Options         Stock at Time        at Time of           New           Remaining at Date
                                    Repriced or     of Repricing or      Repricing or        Exercise         of Repricing or
Name                    Date        Amended (#)      Amendment ($)       Amendment ($)       Price ($)           Amendment
----                   -------      ----------      ---------------      --------------      ---------     ---------------------
Jeanne N. Bateman      2/29/96         3,939            $12.25               $23.50           $12.25          9 years, 2 months

Joel A. Miller         2/29/96         9,848            $12.25               $23.50           $12.25          9 years, 2 months

Shereef W. Nawar       2/29/96        16,413            $12.25               $23.50           $12.25          9 years, 2 months


EMPLOYMENT ARRANGEMENTS

  In March 1994, the Company entered into an agreement with Mr. Crumpler (the "Crumpler Agreement"), which provides that in the event that Mr. Crumpler's employment with the Company, any subsidiary of the Company or any forty percent (40%) shareholder of the Company is terminated other than for cause, or in the event that Mr. Crumpler resigns from employment following a "change in control" (as defined in the Crumpler Agreement) of the Company, Mr. Crumpler may obtain at no cost a license to use the full range of the Company's RemoteWare products at one central site and on up to 250 nodes for his own business, charitable or educational purposes. In addition, under such circumstances, a business of which Mr. Crumpler owns at least twenty percent (20%) and in which he is actively involved in managing has the right to obtain licenses to use the Company's RemoteWare products on terms that are no less favorable than any granted to a licensee of similar size within the 18 months prior to the grant of the license to this business. Each of these licenses will be granted pursuant to the Company's then standard software license agreement for its products, and Mr. Crumpler or the related business will be entitled to the Company's standard software support and maintenance agreements. The Crumpler Agreement has a term of twenty (20) years following the termination of Mr. Crumpler's employment as described above.

  In September 1996, the Company issued 10,000 shares of restricted Common
Stock at no cost to Corey M. Smith, current President of the Company. The fair market value of the stock at the date of issuance was $12.375 per share, and the Company recorded $123,750 of compensation expense related to the stock issuance.

  In September 1996, two executive officers of the Company resigned. The Company entered into separation agreements with them that included payments of $172,000. These payments are included in nonrecurring charges.

  The Company is a party to Change in Control Employment Agreements with certain of its executive officers. See "Certain Relationships and Related Transactions" below.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

OVERVIEW

  The Compensation and Stock Option Committee of the Company's Board of Directors (the "Compensation and Stock Option Committee") is responsible for making decisions with respect to the Company's executive compensation policies. In making decisions regarding executive compensation, the Compensation and Stock Option Committee has attempted to provide incentives to executive officers that also enhance the interests of the Company and its shareholders. The Compensation and Stock Option Committee has not yet adopted a comprehensive policy responding to Section 162(m) of the Internal Revenue Code, which disallows the deduction for certain annual compensation in excess of $1,000,000 paid to certain executive officers of the Company, since no executive officers are expected to have compensation that exceeds the applicable cap in fiscal year 1997.

ELEMENTS OF EXECUTIVE COMPENSATION

  The Company's executive officers receive compensation comprised of base salaries, bonuses, long-term incentive compensation in the form of stock options, and various miscellaneous benefits.

Base Salary
-----------

  The Compensation and Stock Option Committee sets the base salary of the Chief Executive Officer based on (i) the Chief Executive Officer's base salary in the prior year; (ii) levels of compensation granted by other companies in the Company's industry and/or the Atlanta area; (iii) increased responsibilities; and (iv) the past performance (including the achievement in the prior year of certain performance goals, as described below), specific skills and experience of the Chief Executive Officer as they relate to the needs of the Company. The Compensation and Stock Option Committee's review of the foregoing factors was subjective and the Compensation and Stock Option Committee assigned no fixed value or weight to any of the factors when making its decisions regarding base salary. The Compensation and Stock Option Committee and the Chief Executive Officer set the base salary of every other executive officer of the Company based upon the same criteria.

Bonuses
-------

  In order to maximize the interests of the Company's shareholders and its management, the Compensation and Stock Option Committee makes extensive use of bonuses based on Company and executive officer performance.

  Beginning July 1, 1994, the Compensation and Stock Option Committee approved executive officers' participation in the Company's Performance Compensation Program (the "Program"), which is applicable to all U.S. employees of the Company except certain employees and officers in the sales organization who are eligible for specific revenue-based bonuses. The Program ties executive officers' bonuses to specific performance goals of the Company and general performance expectations for the individual. Bonuses can be earned at two levels: at the "base" compensation level and at the "incentive" compensation level. The Company's performance goals are based on the Company attaining or exceeding certain specified annual business plan targets, and are recommended by the Company's executive officers and approved by the Compensation and Stock Option Committee. Performance goals are established for the year, and performance goal attainment evaluation and bonus payouts are made upon completion of the year.

  For 1996, the Compensation and Stock Option Committee set the participation rates for each executive officer in the Program based upon its subjective review of several factors, including the level of such executive officer's responsibility and the Compensation and Stock Option Committee's perception of the compensation paid to executive officers of other corporations similar to the Company in terms of size and industry. At the participation rates set for 1996, the average executive officer's total bonuses, assuming the Company achieved all of its specified performance goals, would have been 53% of his or her base salary. However, if the Company did not achieve all of its performance goals, or if the Compensation and Stock Option Committee subjectively determined that an individual's performance did not warrant bonus compensation, the executive officer's bonuses could be significantly lower or even reduced to zero depending upon the extent to which the Company's performance goals and the individual's performance expectations were not met.

  For bonuses at the "base" compensation level, the Company's performance goals had previously been based on operating revenues, operating income, operating margin and earnings per share. In assessing 1996 results, these goals were simplified into two primary result areas: operating revenues and earnings per share. The Company achieved 102% of its revenue goal and 117% of its earnings per share goal (on a pro forma basis excluding nonrecurring charges). Based on these results, the Company paid Mr. Crumpler a $13,250 "base" compensation bonus. For all executive officers participating in the Program during 1996, "base" compensation level bonuses totaled approximately $53,000 and were 5.7% of total salaries paid to such executive officers as a group.

  For bonuses at the "incentive" compensation level, bonus payments were dependent upon the funding of a bonus pool ("Bonus Pool"). The size of the Bonus Pool for 1996 was based upon the Company exceeding the operating income target set in the Company's annual business plan, with the maximum Bonus Pool requiring operating income at least 50% above such target. The actual operating income did not exceed this operating income target; therefore, the Company did not pay any "incentive" compensation bonuses to executive officers for 1996.

Stock Options
-------------

  During 1996, the Compensation and Stock Option Committee provided long-term compensation to the Company's executive officers in the form of stock options granted under the 1987 Stock Option Plan ("1987 Plan") and the 1996 Long-Term Incentive Plan ("the LTIP"). The Compensation and Stock Option Committee believes that stock option grants are an effective way for the Company to align the interests of the Company's executives with its shareholders.

  In granting stock options to executive officers under the 1987 Plan and the LTIP, the Compensation and Stock Option Committee considered (i) the recipient's level of responsibility; (ii) the recipient's specific function within the Company's overall organization; (iii) the value of the recipient to the Company's future growth and profitability; and (iv) the amount of options and stock currently held by the recipient. The Compensation and Stock Option Committee's review of the foregoing factors was subjective and the Compensation and Stock Option Committee assigned no fixed value or weight to any of the factors when making its decisions regarding stock option grants. In 1996, the Compensation and Stock Option Committee granted options to purchase an aggregate of 1,132,007 (including the replacement options to purchase 173,431 shares of Common Stock granted in this year's repricing program) shares of Common Stock at fair market value on the date of grant (except for an option to purchase 22,017 shares of Common Stock at 10% above fair market value at time of grant received by Dennis M. Crumpler) to 241 key employees, including all eight executive officers.

Stock Option Repricing
----------------------

  The Company uses stock options as a significant element of compensation.
Stock options are used to attract, retain, and motivate key employees, as well as to help align the interests of employees and shareholders. As the Company's stock price falls below the employee's stock option exercise price, the options may lose a relative portion of their motivational and retentive value. As the difference between the two prices increases, the perceived value of the options degrade. This situation occurred at XcelleNet in the fourth quarter of 1995, as XcelleNet's stock price had dropped to the $11-$12 range from a high of over $33 in February 1995. The Company needed to restore the motivational and retentive value of the existing stock options in order to promote the successful implementation of XcelleNet's growth strategies. As such, in January 1996, the Compensation and Stock Option Committee approved a stock option repricing program that was offered to all employees who held options. This program allowed the employee to replace all options with an exercise price of $15 or higher (granted under the 1987 Stock Option Plan) for a fewer number of options at the current fair market value, conditioned on the surrender of the previously
granted options.   There were two trade-offs to this program.  First, the number of new options granted were proportionally less than the original grant, using a future stock valuation formula. Second, the vesting of the newly granted options would start anew, thus ensuring the long-term commitments intended. A total of 83 out of 136 eligible employees (61%) chose to reprice their options, resulting in the repricing and reissuance of options to purchase of a total of 173,431 shares of Common Stock and the net cancellation of options to purchase 81,319 shares of Common Stock. The Company's executive officers elected to reprice options to purchase an aggregate of 46,000 shares of Common Stock, which converted to options to purchase 30,200 shares of Common Stock after repricing, yielding a net cancellation of options to purchase 15,800 shares of Common Stock.

Benefits
--------

  The Company provides medical and other similar benefits to its executive officers that are also generally available to the Company's employees. In addition, the Company provides life insurance for its Chief Technical Officer.

             Members of the Compensation and Stock Option Committee
             ------------------------------------------------------
                               Stephen P. Bradley
                               Richard C. Marcus
                               Jeffrey P. Parker


              COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  From January 1, 1996 until April 22, 1996, Messrs. Crumpler, Marcus and Parker served on the Company's Compensation and Stock Option Committee. Since April 22, 1996, Messrs. Bradley, Marcus and Parker have served on the Compensation and Stock Option Committee.

  From time to time, certain members of the Company's Board of Directors, including members of the Compensation and Stock Option Committee, have provided, and been compensated for, consulting services to the Company. In 1996, Messrs. Bradley, House and Marcus provided such services and were compensated $5,000, $15,713 and $21,000, respectively. Mr. House also served in an ad hoc management oversight role on behalf of the Board of Directors and was compensated $17,500 for meetings with management of the Company in that capacity. In consideration for his past services rendered to the Company, in July 1992 the Board of Directors resolved to provide Mr. Marcus a license at no cost to use the RemoteWare product suite for his own purposes to create an information system with up to 250 node sites. The Company has not yet provided any software or services to Mr. Marcus in connection with that resolution.

                               PERFORMANCE GRAPH

  Set forth below is a line graph comparing the monthly percentage change in the cumulative total shareholder return ("shareholder return"), assuming reinvestment of any dividends, on the Company's Common Stock against the shareholder return of the Nasdaq Stock Market (U.S. Companies) and Index for Nasdaq Computer and Data Processing Stocks (the "Nasdaq Computer Index") for the period commencing April 14, 1994 and ending December 31, 1996.


                     COMPARISON OF CUMULATIVE TOTAL RETURN
          XCELLENET, INC., NASDAQ STOCK MARKET & NASDAQ COMPUTER INDEX


                         [GRAPH APPEARS HERE]

             SHAREHOLDER RETURN ($) AT QUARTER-END TRADING DATES
                          DURING 1994, 1995 AND 1996

                                             NASDAQ      NASDAQ
                                XCELLENET,   STOCK       COMPUTER
Measurement period              INC.         MARKET      INDEX
---------------------           --------     --------    --------
Measurement PT -
04/14/94                        $100.000     $100.000    $100.000

QE 06/30/94                     $ 67.273     $ 97.453    $101.740
QE 09/30/94                     $109.091     $105.522    $113.270
QE 12/30/94                     $112.727     $104.318    $124.494
QE 03/31/95                     $209.091     $113.723    $140.142
QE 06/30/95                     $169.091     $130.079    $166.106
QE 09/29/95                     $134.546     $145.747    $181.449
QE 12/29/95                     $108.182     $147.525    $189.598
QE 03/31/96                     $ 83.637     $154.416    $198.502
QE 06/28/96                     $ 78.182     $167.021    $220.642
QE 09/30/96                     $101.818     $172.968    $225.035
QE 12/31/96                     $117.273     $181.468    $234.146

ASSUMES $100 INVESTED AT THE CLOSING PRICE ON APRIL 14, 1994 IN XCELLENET, INC., THE NASDAQ STOCK MARKET (U.S. COMPANIES), AND THE NASDAQ COMPUTER INDEX. THE COMPANY'S STOCK IS QUOTED ON THE NASDAQ STOCK MARKET AND INCLUDED IN THE NASDAQ COMPUTER INDEX, AND ITS INDIVIDUAL SHAREHOLDER RETURN WENT INTO CALCULATING THE NASDAQ STOCK MARKET AND NASDAQ COMPUTER INDEX RESULTS SET FORTH IN THIS PERFORMANCE GRAPH.

  Total shareholder return calculations for the Company, the Nasdaq Stock Market (U.S. Companies) and the Index for Nasdaq Computer and Data Processing Stocks were prepared by the Center for Research and Security Prices, The University of Chicago.

                            SECTION 16(A) REPORTING

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1996, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons, except that Mr. Moore filed a late Form 3 in connection with his initial election to the Company's Board of Directors on March 9, 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In November 1995, the Company's Board of Directors approved the purchase of 527,879 shares of Common Stock from Motorola, Inc. (the beneficial owner of more than 5% of the Company's outstanding Common Stock) at a negotiated price of approximately $15.15 per share, or an aggregate purchase price of approximately $8 million. The Company paid all of the foregoing purchase price at the closing of the transaction. The closing price of the Company's Common Stock on the date of such transaction was $15.50.

  Mr. Crumpler is the Chairman of the Board and Chief Executive Officer of the Company. Prior to January 2, 1997, Electronic Commerce, Inc. ("E-Comm"), a Solution Partner that remarkets the Company's software to end-user customers, was partially owned by Mr. Crumpler's brother. On January 2, 1997 the Company acquired all the outstanding shares of E-Comm for a total consideration comprising cash and stock of approximately $2,675,000. During 1995, Mr. Crumpler personally loaned E-Comm $200,000, which was outstanding at December 31, 1996, in the form of an unsecured note for working capital purposes. Subsequent to year-end, this loan was paid back in full in conjunction with the acquisition of E-Comm by the Company. During 1996 and 1995, E-Comm purchased software from the Company totaling $734,000 and $852,000, respectively, of which $734,000 and $664,000, respectively, were remarketed to end-user customers (the balance was used internally by E-Comm). All of these transactions were at the Company's standard terms and conditions. At December 31, 1996 and 1995, the Company had receivables of $107,000 and $243,000, respectively, from E-Comm, all of which were related to remarketing activities.

  In September 1996, the Company issued 10,000 shares of restricted Common Stock at no cost to Corey M. Smith, current President of the Company. The fair market value of the stock at the date of issuance was $12.375 per share, and the Company recorded compensation expense of $123,750 related to the stock issuance.

  In September 1996, two executive officers of the Company resigned. The Company entered into separation agreements with them that included payments of $172,000. These payments are included in nonrecurring charges.

  In March 1994, the Company entered into an agreement with Mr. Crumpler (the "Crumpler Agreement"), which provides that in the event that Mr. Crumpler's employment with the Company, any subsidiary of the Company or any forty percent (40%) shareholder of the Company is terminated other than for cause, or in the event that Mr. Crumpler resigns from employment following a "change in control" (as defined in the Crumpler Agreement) of the Company, Mr. Crumpler may obtain at no cost a license to use the full range of the Company's RemoteWare products at one central site and on up to 250 nodes for his own business, charitable or educational purposes. In addition, under such circumstances, a business of which Mr. Crumpler owns at least twenty percent (20%) and in which he is actively involved in managing has the right to obtain licenses to use the Company's RemoteWare products on terms that are no less favorable than any granted to a licensee of similar size within the eighteen (18) months prior to the grant of the license to this business. Each of these licenses will be granted pursuant to the Company's then standard software license agreement for its products, and Mr. Crumpler or the related business will be entitled to the Company's standard software support and maintenance agreements. The Crumpler Agreement has a term of twenty (20) years following the termination of Mr. Crumpler's employment as described above.

  In February 1997, the Company entered into Change in Control Employment Agreements (each, an "Agreement") with Messrs. Crumpler, Smith, Sack and Nawar. Each Agreement will become effective if and when a Change in Control (as defined therein) occurs during the three-year period following the date of the Agreement or during any of the one-year annual renewal periods (the "Change of Control Period"), or if the employee's employment is terminated in connection with or in anticipation of a Change of Control (in either case, the "Effective Date"). The employee's employment period under the Agreement begins on the Effective Date and continues for three years. During the employment period, the employee will
(i) receive a monthly base salary equal to or greater than the highest monthly base salary paid to him by the Company during the previous 12 months; (ii) an annual cash bonus at least equal to the highest bonus paid to him in any of the three fiscal years prior to the Effective Date, and (iii) the ability to participate in all incentive, savings, welfare benefit, fringe benefit and retirement plans of the Company. If the employee's employment terminates during the employment period he will receive certain severance benefits under the Agreement. If his employment terminates for any reason other than cause (as defined in the Agreement) or the voluntary resignation of the employee without good reason (as defined in the Agreement) other than during the 30-day period beginning on the first anniversary of the Effective Date, he will receive only his accrued benefits, if applicable. If he is terminated by the Company (i) without cause, (ii) resigns voluntarily for good reason, or
(iii) resigns for any reason during the 30-day period beginning on the first anniversary of the Effective Date, he would receive a lump sum cash payment equal to: (a) his base salary through the date of termination, (b) a prorata bonus for the year of termination, based upon the greater of one-half of his then-current base salary or the highest of his actual bonuses earned in the prior three years ("Bonus"), (c) the product of two and the sum of his base salary and Bonus, (d) unpaid deferred compensation and vacation pay, and (e) a contingent payment based upon 1.2 times the difference between the fair market value of the securities issuable upon exercise of certain of the employee's unvested stock options at the date of termination that would have become vested within three years after the date of termination and the aggregate exercise price of such options; provided that this last amount will not be payable if the vesting of those unvested options is accelerated to a date not later than the date of termination. In addition, the employee would be entitled to certain continued employee benefits. In the event that payments to the employee are subject to excise tax under Section 4999 of the Internal Revenue Code, the Company will make an additional payment in an amount such that after the payment of all income and excise taxes, the employee will be in the same after-tax position as if no excise tax had been imposed.

                                 PROPOSAL TWO -
                    ADOPTION AND APPROVAL OF XCELLENET, INC.
                         1996 LONG-TERM INCENTIVE PLAN

  On September 30, 1996, the Compensation and Stock Option Committee adopted the XcelleNet, Inc. 1996 Long-Term Incentive Plan (the "LTIP"), and the full Board of Directors approved the LTIP on October 16, 1996. The Company has reserved 3,000,000 shares of its Common Stock for issuance in connection with options and awards under this plan. The LTIP was effective as of the date of its adoption by the Compensation and Stock Option Committee, but all awards made under the LTIP are contingent upon the approval of the LTIP by the Company's shareholders.

  A summary of the LTIP is set forth below. The summary is qualified in its entirety by reference to the full text of the LTIP, which is attached to this Proxy Statement as Appendix A.

GENERAL

  The purpose of the LTIP is to promote the success, and enhance the value, of the Company by linking the personal interests of employees, officers and directors to those of the Company's shareholders, and by providing such employees, officers and directors with an incentive for outstanding performance. The LTIP is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of employees, officers and directors upon whose judgment, interest and special effort the successful conduct of the Company's operations is largely dependent. As of March 10, 1997, there were approximately 305 persons eligible to participate in the LTIP.

  The LTIP authorizes the granting of awards ("Awards") to employees, officers and directors of the Company or its subsidiaries in the following forms:
(i) options to purchase shares of Common Stock ("Options"), which may be incentive stock options or non-qualified stock options, (ii) stock appreciation rights ("SARs"); (iii) performance shares ("Performance Shares");
(iv) restricted stock ("Restricted Stock"); (v) dividend equivalents ("Dividend Equivalents"); and (vi) other stock-based awards.

  Subject to adjustment as provided in the LTIP, the aggregate number of shares of Common Stock reserved and available for Awards or that may be used to provide a basis of measurement for or to determine the value of an Award (such as with a SAR or Performance Share) is 3,000,000. The maximum number of shares of Common Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the LTIP to any one participant is 200,000. The aggregate maximum fair market value of all Awards that may be received by a participant (less any consideration paid by the participant for such Award) during any one calendar year under the LTIP is $4,000,000.

ADMINISTRATION

  The LTIP is administered by the Compensation and Stock Option Committee. The Compensation and Stock Option Committee has the authority and discretion to designate participants; determine the type(s) of Awards to be granted to each participant and the terms and conditions thereof; establish such rules as it may deem advisable to administer the LTIP; and make all other decisions and determinations that may be required under, or as the Compensation and Stock Option Committee deems necessary or advisable to administer, the LTIP.

AWARDS

  Stock Options. The Compensation and Stock Option Committee is authorized to grant Options, which may be incentive stock options ("ISOs") or nonqualified stock options ("NSOs"), to participants. All Options will be evidenced by a written Award Agreement between the Company and the participant, which will include such provisions as may be specified by the Compensation and Stock Option Committee. The terms of any ISO must meet the requirements of Section 422 of the Internal Revenue Code of 1986.

  Stock Appreciation Rights. The Compensation and Stock Option Committee may grant SARs to participants. Upon the exercise of a SAR, the participant has the right to receive the excess, if any, of: the fair market value of one share of Common Stock on the date of exercise, over the grant price of the SAR as determined by the Compensation and Stock Option Committee. All awards of SARs will be evidenced by an Award Agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the SAR, as determined by the Compensation and Stock Option Committee at the time of grant.

  Performance Shares. The Compensation and Stock Option Committee may grant Performance Shares to participants on such terms and conditions as may be selected by the Compensation and Stock Option Committee. Performance Shares are rights granted to a participant under the LTIP to receive cash, stock or other awards, the payment of which is contingent upon achieving certain performance goals established by the Compensation and Stock Option Committee. The Compensation and Stock Option Committee has the complete discretion to set such performance goals and other terms or conditions to payment of the Performance Shares.

  Restricted Stock Awards. Restricted stock awards are awards of shares of the Company's Common Stock that are subject to certain restrictions and risk of forfeiture. The Compensation and Stock Option Committee may make awards of Restricted Stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Compensation and Stock Option Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends, if any, on the Restricted Stock).

  Dividend Equivalents. The Compensation and Stock Option Committee is authorized to grant Dividend Equivalents to participants subject to such terms and conditions as may be selected by the Compensation and Stock Option Committee. Dividend Equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Common Stock subject to an Option Award or SAR Award, as determined by the Compensation and Stock Option Committee. The Compensation and Stock Option Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock, or otherwise reinvested.

  Other Stock-Based Awards. The Compensation and Stock Option Committee may, subject to limitations under applicable law, grant to participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, as deemed by the Compensation and Stock Option Committee to be consistent with the purposes of the LTIP, including, without limitation, shares of Common Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, and Awards valued by reference to book value of shares of Common Stock or the value of securities of or the performance of specified subsidiaries of the Company. The Compensation and Stock Option Committee will determine the terms and conditions of any such Awards.

  Performance Goals. The Compensation and Stock Option Committee may determine that any Award will be determined solely on the basis of (a) the achievement by the Company or a subsidiary of a specified target level of revenues, or percentage increase in level of revenues, (b) the achievement by the Company or a subsidiary of a specified target return, or target growth in return, on equity or assets, (c) the Company's or subsidiary's stock price, (d) the achievement by a business unit of the Company or subsidiary of a specified target, or target growth in, operating income or operating margin, (e) the achievement by a business unit of the Company or subsidiary of a specified target net income or earnings per share, or (f) any combination of the goals set forth in (a) through (e) above. The Compensation and Stock Option Committee may reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. If an Award is made on such basis, the Compensation and Stock Option Committee must establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations). Any payment of an Award granted with performance goals will be conditioned on the written certification of the Compensation and Stock Option Committee in each case that the performance goals and any other material conditions were satisfied.

  Limitations on Transfer. No Award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an ISO, pursuant to a qualified domestic relations order; provided, however, that the Compensation and Stock Option Committee may (but need not) permit other transfers where the Compensation and Stock Option Committee concludes that such transferability is otherwise appropriate and desirable, taking into account any state or federal tax or securities laws applicable to transferable Awards.

  Acceleration Upon Certain Events. The Compensation and Stock Option Committee may in its sole discretion at any time determine that all or a portion of any Award shall become fully or partially exercisable, and/or that all or a part of the restrictions an outstanding Award shall lapse, in each case as of such date as the Compensation and Stock Option Committee may determine.

TERMINATION AND AMENDMENT

  With the approval of the Board, at any time and from time to time, the Compensation and Stock Option Committee may terminate, amend or modify the LTIP without shareholder approval; provided, however, that the Compensation and Stock Option Committee may condition any amendment on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the LTIP may adversely affect any Award previously granted under the LTIP, without the written consent of the participant.

CERTAIN FEDERAL INCOME TAX EFFECTS

  Nonqualified Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted NSO. However, the participant will realize ordinary income on the exercise of the NSO in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction. The gain, if any, realized upon the subsequent disposition by the participant of the Common Stock will constitute short- or long-term capital gain, depending on the participant's holding period.

  Incentive Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of an ISO or the exercise thereof by the participant, except in the case of a participant who pays alternative minimum tax. If a participant pays alternative minimum tax, the amount of the tax is based upon the difference between the fair market value of the Common Stock acquired upon exercise of the stock option and the exercise price of the option in the year of exercise. If the participant holds the shares of Common Stock for the greater of two years after the date the Option was granted or one year after the acquisition of such shares of Common Stock (the "required holding period"), the difference between the aggregate option price and the amount realized upon disposition of the shares of Common Stock will constitute a long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other "disqualifying disposition" during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the Common Stock purchased at the time of exercise over the aggregate option price, and the Company will be entitled to a federal income tax deduction equal to such amount.

  SARs. Under present federal income tax regulations, a participant receiving a non-discounted SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.

  Performance Shares. Under present federal income tax regulations, a participant receiving Performance Shares will not recognize income and the Company will not be allowed a tax deduction at the time the Award is granted. When a participant receives payment of Performance Shares, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.

  Restricted Stock. Under present federal income tax regulations, and unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a Restricted Stock Award will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock, and the Company will be entitled to a corresponding tax deduction at that time.

  Unrestricted Stock. Under present federal income tax regulations, a participant receiving an unrestricted stock Award will recognize ordinary income and, subject to Code Section 162(m) limitations, if applicable, the Company will be allowed a tax deduction, at the time the Award is granted.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

  The following table presents information regarding all of the awards, which consist only of options, granted under the LTIP as of March 10, 1997:

                               NEW PLAN BENEFITS
                         1996 LONG-TERM INCENTIVE PLAN

                                            Dollar         Number of Shares
      Name and Position                    Value ($)      Subject to Options    Exercise Price Range
-------------------------------------      ---------    --------------------    --------------------
Dennis M. Crumpler                              *              120,000           $13.625 - $14.9875
  Chairman, Chief Executive Officer
  and Director

Stefanus F. Coetzee                             *               25,000           $           13.625
  Vice President - North American
  Customer Operations

Shereef W. Nawar                                *                    -                            -
  Chief Technical Officer
   and Director

W. Michael Parham                               *               20,000           $           13.625
  Vice President - North American
  Sales

Sidney V. Sack                                  *               65,000           $           13.625
  Executive Vice President,
  Chief Financial Officer
  and Assistant Secretary

Corey M. Smith                                  *               25,000           $            14.00
  President

Executive Officers as a                         *              261,000           $13.625 - $14.9875
 Group (8 people)

Non-Executive Officer                           *                    -                            -
 Directors as a Group (6 people)

Non-Executive Officer                           *              324,950           $  13.625 - $20.50
 employees as a Group (93 people)
-------------------

* All of the options were granted at or higher than the fair market value of the underlying Company Common Stock on the date of grant. The options will have no value unless the price of the Common Stock rises. On March 10, 1997 the closing price of the Common Stock was $20.88.

  All of such Awards are contingent upon approval of the LTIP by the Company's shareholders. It is not presently possible to determine the number or terms of other Awards to be made to participants in the future.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION AND APPROVAL OF THE XCELLENET, INC. 1996 LONG-TERM INCENTIVE PLAN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                               PROPOSAL THREE -
                     RATIFICATION OF SELECTION OF AUDITORS

  The Board of Directors has selected Arthur Andersen LLP as auditors for the Company for the current year ending December 31, 1997, subject to ratification by the shareholders. Arthur Andersen LLP served as independent auditors for the Company for the year ended December 31, 1996, and representatives of that firm of independent accountants are expected to be present at the 1997 Annual Meeting of Shareholders. Representatives of Arthur Andersen LLP will have an opportunity to make a statement at the 1997 Annual Meeting of Shareholders if they desire to do so and respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                            SOLICITATION OF PROXIES

  The cost of soliciting proxies will be borne by the Company. Officers, directors and regular employees of the Company, at no additional compensation, will assist in the solicitation. Solicitation will be by mail, telephone or personal contact.

                                 OTHER MATTERS

  Management does not know of any matters to be brought before the meeting other than those referred to above. If any matters which are not specifically set forth in the form of proxy and this proxy statement properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment.

  Whether or not you expect to be present at the meeting in person, please vote, sign, date and return the enclosed proxy promptly in the enclosed business reply envelope. No postage is necessary if mailed in the United States.

SHAREHOLDER PROPOSALS

  Proposals of shareholders of the Company intended to be presented for consideration at the 1998 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices on or before December 4, 1997, in order to be included in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting of Shareholders.

                                   APPENDIX A

                                XCELLENET, INC.
                         1996 LONG-TERM INCENTIVE PLAN

                                   ARTICLE I
                                    PURPOSE

         1.1  GENERAL.  The purpose of the XcelleNet, Inc. 1996 Long-Term
              -------
Incentive Plan (the "Plan") is to promote the success, and enhance the value, of XcelleNet, Inc. (the "Company"), by linking the personal interests of its employees, officers and directors to those of Company shareholders and by providing its employees, officers and directors with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers and directors.

                                   ARTICLE 2
                                 EFFECTIVE DATE

         2.1  EFFECTIVE DATE.  The Plan shall be effective as of the date upon
              --------------
which it shall be approved by the Compensation and Stock Option Committee of the Board. However, the Plan shall be submitted to the Board for approval, and the Plan shall be submitted to the shareholders of the Company for approval within 12 months of the Board's approval thereof. No Incentive Stock Options granted under the Plan may be exercised prior to approval of the Plan by the shareholders and if the shareholders fail to approve the Plan within 12 months of the Board's approval thereof, any Incentive Stock Options previously granted hereunder shall be automatically converted to Non-Qualified Stock Options without any further act. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to satisfy the conditions for deductibility under Code Section 162(m). Any such Awards shall be contingent upon the shareholders having approved the Plan.

                                   ARTICLE 3
                                  DEFINITIONS

         3.1  DEFINITIONS.  When a word or phrase appears in this Plan with the
              -----------
initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

          (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

          (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (e) "Committee" means the committee of the Board described in Article
     4.

          (f) "Company" means XcelleNet, Inc., a Georgia corporation.

          (g) "Covered Employee" means an individual defined in Code Section 162(m)(3).

          (h) "Disability" shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

          (i) "Dividend Equivalent" means a right granted to a Participant under
     Article 11.

          (j) "Effective Date" has the meaning assigned such term in Section
     2.1.

          (k) "Fair Market Value", on any date, means (i) if the Stock is not traded on the applicable date on a national stock exchange, the closing price for the Stock as reported on the Nasdaq National Market for that date or, if no closing price is so reported for that date, the closing price on the next preceding date for which a closing price was reported; or (ii) if the Stock is traded on the applicable date on a national stock exchange, the closing price on such date of a share of Stock as traded on the largest stock exchange on which it is then traded or, if no shares were traded on such date, on the next preceding day on which shares were traded on such exchange, as reported by National Quotation Bureau, Inc., or other national quotation service. If at any time the Stock is not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the Board or the Committee, taking into consideration those factors affecting or reflecting value which they deem appropriate.

          (l) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (m) "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

          (n) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

          (o) "Other Stock-Based Award" means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

          (p) "Participant" means a person who, as an employee, officer or director of the Company or any Subsidiary, has been granted an Award under the Plan.

          (q) "Performance Share" means a right granted to a Participant under
     Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          (r) "Plan" means the XcelleNet, Inc. 1996 Long-Term Incentive Plan, as amended from time to time.

          (s) "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

          (t) "Retirement" means a Participant's termination of employment with the Company after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by the Company, or, in the event of the inapplicability thereof with respect to the person in question, as determined by the Committee in its reasonable judgment.

          (u) "Stock" means the $.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

          (v) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

          (w) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

          (x) "1933 Act" means the Securities Act of 1933, as amended from time to time.

          (y) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.


                                   ARTICLE 4
                                 ADMINISTRATION

     4.1  COMMITTEE.  The Plan shall be administered by the Compensation and
          ---------
Stock Option Committee of the Board or, at the discretion of the Board from time to time, by the Board. The Committee shall consist of two or more members of the Board who are (i) "outside directors" as that term is used in Section 162 of the Code and the regulations promulgated thereunder, and (ii) "non-employee directors" as such term is defined in Rule 16b-3 promulgated under Section 16 of the 1934 Act or any successor provision. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

     4.2  ACTION BY THE COMMITTEE.  For purposes of administering the Plan, the
          -----------------------
following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, or acts approved unanimously in writing by the Committee members in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

     4.3  AUTHORITY OF COMMITTEE.  The Committee has the exclusive power,
          ----------------------
authority and discretion to:

          (a)  Designate Participants;

          (b) Determine the type or types of Awards to be granted to each Participant;

          (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

          (e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (g) Decide all other matters that must be determined in connection with an Award;

          (h) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

     4.4. DECISIONS BINDING.  The Committee's interpretation of the Plan, any
          -----------------
Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                   ARTICLE 5
                           SHARES SUBJECT TO THE PLAN

     5.1. NUMBER OF SHARES.  Subject to adjustment as provided in Section 14.1,
          ----------------
the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be 3,000,000.

     5.2. LAPSED AWARDS.  To the extent that an Award is canceled, terminates,
          -------------
expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

     5.3. STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may
          -----------------
consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

     5.4. LIMITATION ON AWARDS.  Notwithstanding any provision in the Plan to
          --------------------
the contrary, the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Covered Employee shall be 200,000. The maximum fair market value of any Awards (other than Options and SARs) that may be received by a Covered Employee (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $3,000,000. The aggregate maximum fair market value of all Awards that may be received by a Covered Employee (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $4,000,000. For Options and/or SARS, such fair market value shall the Fair Market Value on the date of grant times the number of Options and/or SARs awarded.

                                   ARTICLE 6
                                  ELIGIBILITY

     6.1. GENERAL.  Awards may be granted only to individuals who are employees,
          -------
officers or directors of the Company or a Subsidiary.

                                   ARTICLE 7
                                 STOCK OPTIONS

     7.1. GENERAL.  The Committee is authorized to grant Options to Participants
          -------
on the following terms and conditions:

          (a) EXERCISE PRICE.  The exercise price per share of Stock under an
              --------------
     Option shall be determined by the Committee.

          (b) TIME AND CONDITIONS OF EXERCISE.  The Committee shall determine
              -------------------------------
     the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based factors as the Committee may determine in its sole discretion so that the Option becomes exerciseable at an earlier date.

          (c) PAYMENT.  The Committee shall determine the methods by which the
              -------
     exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Without limiting the power and discretion conferred on the Committee pursuant to the preceding sentence, the Committee may, in the exercise of its discretion, but need not, allow a Participant to pay the Option price by directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the Option price, all as determined pursuant to rules and procedures established by the Committee.

          (d) EVIDENCE OF GRANT.  All Options shall be evidenced by a written
              -----------------
     Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions as may be specified by the Committee.

     7.2. INCENTIVE STOCK OPTIONS.  The terms of any Incentive Stock Options
          -----------------------
granted under the Plan must comply with the following additional rules:

          (a) EXERCISE PRICE.  The exercise price per share of Stock shall be
              --------------
     set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

          (b) EXERCISE.  In no event may any Incentive Stock Option be
              --------
     exercisable for more than ten years from the date of its grant.

          (c) LAPSE OF OPTION.  An Incentive Stock Option shall lapse under the
              ---------------
     following circumstances:

               (1) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

               (2) The Incentive Stock Option shall lapse no later than three months after the Participant's termination of employment for any reason other than the Participant's death or Disability.

               (3) If the Participant's employment terminates by reason of Disability, the Incentive Stock Option shall lapse one year after the date of the Participant's termination of employment.

               (4) If the Participant dies before the Option lapses pursuant to paragraph (1), (2) or (3), above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the date on which the Option would have lapsed had the Participant lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his death or had previously terminated employment) remained unchanged; or (ii) one year after the date of the Participant's death. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary disposition of such Incentive Stock Option or shall die intestate, by the person or persons entitled to receive such Incentive Stock Option under the applicable laws of descent and distribution.

          (d) INDIVIDUAL DOLLAR LIMITATION.  The aggregate Fair Market Value
              ----------------------------
     (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

          (e) TEN PERCENT OWNERS.  No Incentive Stock Option shall be granted to
              ------------------
     any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

          (f) EXPIRATION OF INCENTIVE STOCK OPTIONS.  No Award of an Incentive
              -------------------------------------
     Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

          (g) RIGHT TO EXERCISE.  During a Participant's lifetime, an Incentive
              -----------------
     Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

          (h) DIRECTORS.  The Committee may not grant an Incentive Stock Option
              ---------
     to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Company or Subsidiary but only in that individual's position as an employee and not as a director.

                                   ARTICLE 8
                           STOCK APPRECIATION RIGHTS

     8.1. GRANT OF SARs.  The Committee is authorized to grant SARs to
          -------------
Participants on the following terms and conditions:

          (a) RIGHT TO PAYMENT.  Upon the exercise of a Stock Appreciation
              ----------------
     Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

              (1) The Fair Market Value of one share of Stock on the date of exercise; over

              (2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant in the case of any SAR related to an Incentive Stock Option.

          (b) OTHER TERMS.  All awards of Stock Appreciation Rights shall be
              -----------
     evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

                                   ARTICLE 9
                               PERFORMANCE SHARES

     9.1. GRANT OF PERFORMANCE SHARES.  The Committee is authorized to grant
          ---------------------------
Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

     9.2. RIGHT TO PAYMENT.  A grant of Performance Shares gives the Participant
          ----------------
rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

     9.3. OTHER TERMS.  Performance Shares may be payable in cash, Stock, or
          -----------
other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

                                   ARTICLE 10
                            RESTRICTED STOCK AWARDS

     10.1.  GRANT OF RESTRICTED STOCK.  The Committee is authorized to make
            -------------------------
Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

     10.2.  ISSUANCE AND RESTRICTIONS.  Restricted Stock shall be subject to
            -------------------------
such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

     10.3.  FORFEITURE.  Except as otherwise determined by the Committee at the
            ----------
time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

     10.4.  CERTIFICATES FOR RESTRICTED STOCK.  Restricted Stock granted under
            ---------------------------------
the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                                   ARTICLE 11
                              DIVIDEND EQUIVALENTS

     11.1 GRANT OF DIVIDEND EQUIVALENTS.  The Committee is authorized to grant
          -----------------------------
Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Option Award or SAR Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

                                   ARTICLE 12
                            OTHER STOCK-BASED AWARDS

     12.1.  GRANT OF OTHER STOCK-BASED AWARDS.  The Committee is authorized,
            ---------------------------------
subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

                                   ARTICLE 13
                        PROVISIONS APPLICABLE TO AWARDS

     13.1.  STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS.  Awards granted under
            ------------------------------------------
the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     13.2.  EXCHANGE PROVISIONS.  The Committee may at any time offer to
            -------------------
exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 14.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

     13.3.  TERM OF AWARD.  The term of each Award shall be for the period as
            -------------
determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

     13.4.  FORM OF PAYMENT FOR AWARDS.  Subject to the terms of the Plan and
            --------------------------
any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

     13.5.  LIMITS ON TRANSFER.  No right or interest of a Participant in any
            ------------------
unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. No such Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order as defined in Section 414(p)(1)(B) of the Code, if the order satisfies Section 414(p)(1)(A) of the Code.

     13.6 POSTHUMOUS EXERCISE OF AWARDS.  Upon the Participant's death, any
          -----------------------------
exercisable Award may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary disposition of such Award or shall die intestate, by the person or persons entitled to receive such Award under the applicable laws of descent and distribution.

     13.7.  STOCK CERTIFICATES.  All Stock certificates delivered under the Plan
            ------------------
are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

     13.9.  ACCELERATION.  The Committee may in its sole discretion at any time
            ------------
determine that all or a portion of a Participant's Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.9. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

     13.10.  PERFORMANCE GOALS.  The Committee may determine that any Award
             -----------------
granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Company or a Subsidiary of a specified target level of revenues or a specified target percentage increase in revenues, (b) the achievement by the Company or a Subsidiary of a specified target return on equity or return on assets or a specified target percentage increase in return on equity or return on assets, (c) the Company's or Subsidiary's stock price,
(d) the achievement by a business unit of the Company or Subsidiary of a specified target operating income or operating margin or a specified target percentage increase in operating income or operating margin, (e) the achievement by a business unit of the Company or Subsidiary of a specified target net income or earnings per share, or (f) any combination of the goals set forth in (a) through (e) above. Furthermore, the Committee reserves the right for any reason to reduce (but not increase) any Award, notwithstanding the achievement of a specified goal. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m)). Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

     13.11.  TERMINATION OF EMPLOYMENT.  Whether military, government or other
             -------------------------
service or other leave of absence or change from full-time to part-time status shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Company to one of its Subsidiaries, transfers from a Subsidiary to the Company, or transfers from one Subsidiary to another Subsidiary.

                                   ARTICLE 14
                          CHANGES IN CAPITAL STRUCTURE

     14.1.  GENERAL.  In the event a stock dividend is declared upon the Stock,
            -------
the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

                                   ARTICLE 15
                    AMENDMENT, MODIFICATION AND TERMINATION

     15.1.  AMENDMENT, MODIFICATION AND TERMINATION.  With the approval of the
            ---------------------------------------
Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan without shareholder approval; provided, however, that the Committee may condition any amendment on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

     15.2 AWARDS PREVIOUSLY GRANTED.  No termination, amendment, or modification
          -------------------------
of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

                                   ARTICLE 16
                               GENERAL PROVISIONS

     16.1.  NO RIGHTS TO AWARDS.  No Participant or employee, officer or
            -------------------
director shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants and employees, officers or directors uniformly.

     16.2.  NO SHAREHOLDER RIGHTS.  No Award gives the Participant any of the
            ---------------------
rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

     16.3.  WITHHOLDING.  The Company or any Subsidiary shall have the authority
            -----------
and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

     16.4.  NO RIGHT TO EMPLOYMENT.  Nothing in the Plan or any Award Agreement
            ----------------------
shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

     16.5.  UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an "unfunded"
            -------------------------
plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

     16.6.  RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan shall be
            ------------------------------
taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary.

     16.7.  EXPENSES.  The expenses of administering the Plan shall be borne by
            --------
the Company and its Subsidiaries.

     16.8.  TITLES AND HEADINGS.  The titles and headings of the Sections in the
            -------------------
Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     16.9.  GENDER AND NUMBER.  Except where otherwise indicated by the context,
            -----------------
any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     16.10.  FRACTIONAL SHARES.  No fractional shares of Stock shall be issued
             -----------------
and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

     16.11.  GOVERNMENT AND OTHER REGULATIONS.  The obligation of the Company to
             --------------------------------
make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the

1933 Act, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     16.12.  GOVERNING LAW.  To the extent not governed by federal law, the Plan
             --------------
and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Georgia.


     The foregoing is hereby acknowledged as being the XcelleNet, Inc. 1996 Long-Term Incentive Plan as adopted by the Compensation and Stock Option Committee of the Board of Directors on September 30, 1996 and by the Board of Directors of the Company on October 16, 1996.

                              XCELLENET, INC.


                              By:  /s/ Jeanne N. Bateman
                                 -----------------------

                              Its:  V. P. - Finance, Secretary and Treasurer
                                   -----------------------------------------

                                XCELLENET, INC.
          PROXY SOLICITED BY THE BOARD OF DIRECTORS OF XCELLENET, INC.
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 29, 1997

  The undersigned hereby appoints DENNIS M. CRUMPLER and SHEREEF W. NAWAR, or either of them, with the individual power of substitution, proxies to vote all shares of Common Stock of XcelleNet, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held in Atlanta, Georgia on April 29, 1997, and at any reconvened meeting following any adjournment thereof. Said proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on this card, and are authorized to vote in their discretion as to any other matters that may properly come before the meeting.

 1. Election of the following eight nominees as directors of XcelleNet, Inc.:

   FOR (except         WITHHOLD    Stephen P. Bradley
    as indicated                                Richard C. Marcus
                                                           Richard L. Nolan
                       AUTHORITY   Dennis M. Crumpler
                                                Geoffrey A. Moore
                                                           Jeffrey P. Parker
   to the                 [_]      Donald L. House
    contrary to                                 Shereef W. Nawar
    right)
         [_]

   To withhold authority for any individual nominee(s), write the nominee(s) name(s) on the following line.
   ---------------------------------------------------------------------------
   IF A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE "FOR" PROPOSAL 1.

 2. Adoption and approval of the XcelleNet, Inc. 1996 Long-Term Incentive Plan. IF A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE "FOR" PROPOSAL 2.

   FOR      AGAINST  ABSTAIN
   [_]        [_]      [_]

               (Continued and to be signed on the reverse side.)

 3. Ratification of the selection of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1997. IF A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE "FOR" PROPOSAL 3.

   FOR      AGAINST  ABSTAIN
   [_]        [_]      [_]

                                             IMPORTANT: Please sign this Proxy
                                             exactly as your name or names ap-
                                             pear to the left. When shares are
                                             held by joint tenants, both
                                             should sign. When signing as at-
                                             torney, executor, administrator,
                                             trustee or guardian, please give
                                             full title as such. If a corpora-
                                             tion, please sign in full corpo-
                                             rate name by President or other
                                             authorized officer. If a partner-
                                             ship, please sign in partnership
                                             name by authorized person.

                                             SHARES:

                                             Signature(s) _____________________

                                             Signature(s) _____________________

                                             Date: ____________________________

 PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.